Proxy Voting Policy and Procedures

The AOG Funds (the “Funds”) have adopted the following Proxy Voting Policy and Procedures (the “Funds’ Policy”), as set forth below, in recognition of the fact that proxy voting is an important component of investment management and must be performed in a dutiful and purposeful fashion in order to advance the best interests of the Funds’ shareholders.

Shareholders of the Funds expect the Funds to vote proxies received from issuers whose voting securities are held by the Funds. The Funds exercise their voting responsibilities as a fiduciary, with the goal of maximizing the value of the Funds and their shareholder’s investments. AOG Wealth Management (the “Adviser”) will seek to ensure that proxies are voted in the best interests of the Funds and their shareholders except where the Funds may be required by law to vote proxies in the same proportion as the vote of all other shareholders (i.e., “echo vote”).

Delegation of Proxy Voting to the Adviser

The Adviser shall vote all proxies relating to securities held by the Funds subject to any further policies and procedures contained herein, and in accordance with proxy voting policies and procedures (“ProxyPolicy”) adopted by the Adviser in conformance with Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (“1940 Act”).

Disclosure of Proxy Voting Policy and Procedure in the Funds’ Statement of Additional Information (“SAI”)and Annual Report to Shareholders

The Funds shall include in annual report to shareholders on Form N-CSR, and in any SAI filed with the Securities and Exchange Commission (“SEC”) in connection with a registration statement on Form N-2 asummary of the Proxy Policy. In lieu of including a summary of policy, the Funds may include the policy infull.

Material Conflicts of Interest

If (i) the Adviser knows that a vote presents a material conflict between the interests of: (a) shareholders of the Fund, and (b) the Adviser or any of affiliated persons; and (ii) the Adviser proposes to vote on the particular issue in the manner not prescribed by its Proxy Policy, then the Adviser will follow the material conflict of interest procedures set forth in the Adviser’s Proxy Policy when voting such proxies.

Adviser and Fund CCO Responsibilities

The Fund has delegated proxy voting authority with respect to the Funds’ portfolio securities to the Adviser,as set forth above. Consistent with this delegation, the Adviser is responsible for the following:

•	Implementing written policies and procedures, in compliance with Rule 206(4)-6 under the 1940 Act, reasonably designed to ensure that the Adviser votes portfolio securities in the best interest of shareholders of the Fund owning the portfolio securities voted.
•	Providing a summary of the material changes to a proxy policy during the period covered by the Adviser CCO’s annual compliance report to the Board to the Fund Chief Compliance Officer (“CCO”), and a redlined copy of such Proxy Policy as applicable.

The Adviser CCO shall review each applicable Proxy Policy at least annually to ensure compliance with Rule 206(4)-6 under the 1940 Act, and appear reasonably designed to ensure that the Adviser votes portfolio securities in the best interest of shareholders of theFund which owns the portfolio securities voted, as applicable.

Review Responsibilities

The Adviser may retain a proxy-voting service to coordinate, collect, and maintain all proxy-related information.

If the Adviser retains a proxy-voting service, the Adviser will review the Funds’ voting records maintainedby the service provider, select a sample of proxy votes from those submitted, and examine them against theproxy voting service files for accuracy of the votes at least annually in regard to adhering to foregoing policyguidelines.

Preparation and Filing of Proxy Voting Record on Form N-PX

The Fund will file its complete proxy voting record with the SEC on Form N-PX annually by August 31 ofeach year.

The Funds’ Administrator will be responsible for the oversight and completion of the filing of Form N-PX with the SEC. The Funds’ Administrator will file Form N-PX for each twelve-month period ended June 30,and the filing for each year will be made with the SEC on or before August 31 of that year.

Recordkeeping

Documentation of all votes for the Fund will be maintained by the Adviser through a third-party proxy voting service.

Adopted: 12/13/2021